EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-232124) of Gladstone Investment Corporation of our report dated May 11, 2021 relating to the financial statements, financial statement schedule, and senior securities table, which appears in this Form 10-K. We also consent to the reference to us under the heading “Senior Securities” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Arlington, Virginia
May 11, 2021